UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 Or 15(D) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 2009


                            ALTO GROUP HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)


           Nevada                           000-53592                27-0686507
(State or other Jurisdiction of            (Commission             (IRS Employer
 Incorporation or organization)            File Number)               I.D. No.)


                         620 Newport Ctr Drive Suite 570
                             Newport Beach, CA 92660
                                  949-644-1433
       (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant's executive offices)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 31, 2009, the Board of Directors elected Natalie Bannister to the Board of Directors, and appointed her Chairman of the Board of Directors. On the same date, the Board accepted the resignation of Tareq Hinawy from the Board of Directors, and the Board accepted Mr. Hinawy's resignation from all offices formerly held with the corporation. The Board of Directors then elected Natalie Bannister as Chief Executive Officer, Chief Financial Officer, and Secretary of the Corporation.

With this action, Ms Bannister became the sole officer and sole director of the Company. The Board of Director then acted to move the principle corporate office of the Company to the following address:

620 Newport Ctr Drive Suite 570
Newport Beach, CA  92660
949-644-1433

Natalie Bannister, age 33, is a consultant. Experience includes:

October 2002 to Present, Natalie Bannister Consulting. Duties include assisting private companies going public and public companies seeking merger or acquisition.

February 2003 to October 2004, Stifel, Nicolaus & Company. Duties included marketing of mutual funds and 529 College Savings Plans.

October 2004 to January 2006, Lincoln Financial Advisors. Duties included supervision of financial advisors.

January 2007 to February 2008, Raymond James Financial Services. Duties included supervision of financial advisors.

February 2009 to Present, Wells Fargo Advisors/PlumRhino Consulting. Duties include compliance, surveillance, risk and control for Latin American Channel of financial advisors.

No compensation arrangements have been negotiated at the present time.

                                 SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTO GROUP HOLDINGS,, INC.

Dated: August 5, 2009

By  Natalie Bannister


/s/ Natalie Bannister
----------------------------